Exhibit 99.1

                COURTESY OF PR NEWSWIRE COMPLIMENTARY MONITORING

     BOOTS & COOTS INCREASES 2006 GUIDANCE; COMPANY TO REPORT THIRD QUARTER
                             EARNINGS ON NOVEMBER 8

HOUSTON, Oct. 23 /PRNewswire-FirstCall/ -- Boots & Coots International Well Control, Inc. (Amex: WEL), the premier pressure control company for the oil and gas industry, today increased revenue guidance for the year ending December 31, 2006. The company believes revenues for its Well Intervention segment will be $65 million to $67 million, which is 8% to 12% higher than the $60 million estimate given on August 8. The Company also reported that it expected to benefit from a strong third quarter in its Response segment as well.

"We have been highly successful in integrating and enhancing our pressure control services," stated Jerry Winchester, President and Chief Executive Officer. "The strategic value of our expanded service capability is being demonstrated by our customers' support worldwide, and we have been able to successfully leverage our business development capabilities across all segments of our business. The growth strategy for our consolidated pressure control business is on track, and we have also seen a significant increase in response activity during this quarter. With the continued strength of our Well Intervention segment and the added response activity, we anticipate a very strong quarter."

The company will hold its quarterly conference call to discuss third quarter results and other operational highlights on Wednesday, November 8, at 10:00 a.m. Central Time (11:00 a.m. Eastern Time). Boots & Coots will release third quarter results after market close on November 7. A copy of the company's press release and any other financial information about the period to be presented will be available at the Investor Relations section of the company's Website.

The dial-in number for the call is 800-320-2978, passcode 'Boots & Coots'. To listen to the live Webcast, log on to http://www.bncg.com/investor/invest.htm and click on the 2006 Third Quarter Earnings Webcast link. A replay of the Webcast will be available on the investor relations page of the company's Website within 24 hours of the call. The call will also be available for replay for 30 days by dialing 888-286-8010, passcode 62669787.

About Boots & Coots

Boots & Coots International Well Control, Inc., Houston, Texas, provides a suite of integrated oilfield services centered on the prevention, emergency response and restoration of blowouts and well fires as well as hydraulic workover/snubbing and hot tapping services around the world. Boots & Coots' proprietary risk management program, WELLSURE(R), combines traditional well control insurance with post-event response as well as preventative services, giving oil and gas operators and insurance underwriters a medium for effective management of well control insurance policies. The company's SafeGuard program, developed for regional producers and operators sponsored by Boots & Coots, provides dedicated emergency response services, risk assessment and contingency planning, and continuous training and education in all aspects of critical well management. For more information, visit the company's web site at http://www.boots-coots.com .

Certain statements included in this news release are intended as "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. Boots & Coots cautions that actual future results may vary materially from those expressed or implied in any forward-looking statements. More information about the risks and uncertainties relating to these forward- looking statements are found in Boots & Coots' SEC filings, which are available free of charge on the SEC's web site at http://www.sec.gov .

     Investor Contact:  Jennifer Tweeton
                        VOLLMER
                        713-970-2100
                        jennifert@vollmerpr.com

                        Stan Altschuler / Richard Cooper
                        Strategic Growth International
                        212-838-1444
                        info@sgi-ir.com

SOURCE  Boots & Coots International Well Control, Inc.
    -0-                             10/23/2006
    /CONTACT: Jennifer Tweeton of VOLLMER, +1-713-970-2100, or jennifert@vollmerpr.com ; or Stan Altschuler or Richard Cooper, both of Strategic Growth International, +1-212-838-1444, or info@sgi-ir.com , all for Boots & Coots International Well Control, Inc./
    /Web site:  http://www.boots-coots.com
                http://www.bncg.com/investor/invest.htm /
    (WEL)